Exhibit 99.2: Press Release, Dated May 5, 2017

Dataram Corporation Announces Record Date for Shareholders Entitled to Participate in Potential Distribution of Net Proceeds

Record Date Set for Close of Business May 8, 2017

Princeton, NJ, May 4, 2017 - Dataram Corporation [NASDAQ: DRAM] (the “Company”), an independent manufacturer of memory products and provider of performance solutions, today announced the Company’s Board of Directors has authorized and declared that the close of business on May 8, 2017 be the record date for determination of the shareholders eligible to receive a distribution, if any, of an interest in the Company’s assets related to its legacy business, consisting of, among other things, manufacture, distribution, design, development and sale of memory modules , software products, and technical services (the “Legacy Business”), as described in the Company’s combined proxy and registration statement on Form S-4 declared effective on March 7, 2017 (File No. 333-215385) (the “Registration Statement”).

In addition, the Board of Directors intends to create an irrevocable liquidating trust pursuant to which, if any of the net proceeds are to be distributed, Dataram Memory, the Company’s newly-formed and wholly-owned Nevada subsidiary, will, either immediately prior to the divestiture of the assets related to the Legacy Business place such assets or proceeds therefrom into such trust to be held for the benefit of the shareholders of record as of May 8, 2017. Shareholders as of the record date will receive a non-transferable beneficial interest in proportion to such shareholder’s pro rata ownership interest in the Company’s common stock as of the close of business on the record date, after giving effect to the authorized 1-for-4 reverse split of the Company’s common stock to be effective at the market open on May 8, 2017. There can be no assurance that the Company will enter into any transaction, that any net proceeds will become available, or that the trust will be created. This announcement is information only as required by the NASDAQ Marketplace Rules.

While the Company has no current plans to divest assets of the Legacy Business, if such assets be divested within eighteen (18) months of the closing date of the U.S. Gold Corp. acquisition, shareholders as of the Record Date may be entitled to a distribution pursuant to the terms as more fully described in the Registration Statement.

For additional information investors should review the Registration Statement, including the risk factors contained therein.

About Dataram Corporation

Dataram is a manufacturer of memory products and provider of performance solutions that increase the performance and extend the useful life of servers, workstations, desktops and laptops sold by leading manufacturers such as Dell, Cisco, Fujitsu, HP, IBM, Lenovo and Oracle. Dataram’s memory products and solutions are sold worldwide to OEMs, distributors, value-added resellers and end users. Additionally, Dataram manufactures and markets a line of Intel Approved memory products for sale to manufacturers and assemblers of embedded and original equipment. 70 Fortune 100 companies are powered by Dataram. Founded in 1967, the Company is a US based manufacturer, with presence in the United States, Europe and Asia. For more information about Dataram, visit www.dataram.com.

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Safe Harbor Statement

The information provided in this press release may include forward-looking statements relating to future events, such as the development of new products, pricing and availability of raw materials or the future financial performance of the Company, and the pending acquisition of U.S. Gold Corp, and any anticipated benefits of the merger, and the success of U.S. Gold with respect to any of its exploration activities. Actual results may differ from such projections and are subject to certain risks including, without limitation, risks arising from: changes in the price of memory chips, changes in the demand for memory systems, increased competition in the memory systems industry, order cancellations, delays in developing and commercializing new products, risks with respect to U.S. Gold faced by junior exploration companies generally engaged in pre-production activities, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

Source: Dataram Corporation